EXHIBIT 3.5

AMENDED AND RESTATED BYLAWS
OF
ALICO, INC.

ARTICLE I.
Principal Office. The principal office of the Company shall be at 10070 Daniels Interstate Court, Suite 100, Ft. Myers, FL, or such other place in the state of Florida, as the Board of Directors shall from time to time deem advisable and in the best interest of the Company.
ARTICLE II.
Place, Time and Notice of Stockholders Meetings. The annual meeting of the stockholders shall be held at the principal office of the Company or at such other place, either within or without the state of Florida, as may be provided in the notice of the meeting, at a time and place as may be ordered by the Board of Directors. Special meetings of the stockholders may be held at any time, either within or without the State of Florida, as provided in the notice of the meeting, and may be called by the Chairman of the Board, President, the Board of Directors, or the holders of not less than one-tenth of the capital stock entitled to vote at the meeting, subject to compliance with the requirements of Article XVII hereof. Notice of time and place of any meeting of stockholders shall be given as required under the laws of the state of Florida. Any stockholder may waive notice of any meeting either before, at or after the meeting. The terms “stockholders” and “shareholders” are used interchangeably in the Bylaws and shall be deemed to refer to “shareholders” within the meaning of the Florida Business Corporation Act.
ARTICLE III.
Quorum of and Voting by Stockholders. At any meeting of the stockholders, a majority in interest of all the capital stock issued and outstanding and entitled to vote, represented by stockholders of record either in person or by proxy, shall constitute a quorum, but a lesser interest may adjourn a meeting from time to time and the meeting may be held as adjourned without further notice. When a quorum is present at any meeting, a majority in interest of the capital stock represented thereat shall decide any question brought before such meeting, unless the question be one which by express provision of law, or of these Bylaws, a larger or different vote is required, in which case such express provision shall govern.
ARTICLE IV.
Proxies. Every holder of the capital stock of the Company shall be entitled to one vote for each share of capital stock standing in his/her name on the books of the Company as provided under the laws of the state of Florida. A stockholder may vote either in person or by proxy executed in writing and filed with the Secretary before the meeting at which such proxy shall be voted. A proxy shall entitle the holder thereof to vote at any adjournment of such meeting, but shall not be valid after the final adjournment thereof. In order for a proxy to be counted as valid the stockholder shall provide such reasonable proof of ownership as the Inspector of Elections shall deem reasonably appropriate in the circumstances.
ARTICLE V.
Number, Election and Duties of Directors; Vacancies in Board. The management of the business and affairs of the Company shall be vested in a Board of Directors ranging from seven (7) to eleven (11) directors, which shall have all of the powers possessed by the Company itself, so far as this designation of authority is not inconsistent with the laws of the state of Florida, the Articles of Incorporation, or some other express provision of these Bylaws. The number of Directors may be increased or decreased from time to time by amendment of the Bylaws consistent with the limitations provided in the Articles of Incorporation, but no decrease shall have the effect of shortening the term of any incumbent director.
At each annual meeting of the stockholders, the stockholders shall elect Directors to hold office until the next succeeding annual meeting or until their respective successors shall be elected and qualified. The Board of Directors shall designate and appoint one of its members as Chairman of the Board, and may but shall not be required to designate one of its members as Vice Chairman of the Board who shall act as Chairman in the absence of the Chairman. The stockholders, at any special meeting, may remove from office any Director of the Company and may fill the vacancy caused by such removal.
Any vacancy occurring in the Board of Directors because of death, resignation, removal, increase in the number of directors, or otherwise, may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board of Directors. Any Director elected to fill a vacancy shall be elected for the unexpired term of his/her predecessor in office.
ARTICLE VI.
Directors’ Meetings. Meetings of the Board of Directors, regular or special, may be held either within or without the state of Florida.
The Board of Directors shall meet each year immediately after the annual meeting of the stockholders for the purpose of organization, election of officers, and the consideration of any other business that may properly be brought before the meeting. No notice of any kind to either old or new members of the Board of Directors for such annual meeting shall be necessary.
Other meetings of the Board of Directors may be held at any time or place upon notice thereof being given in writing to each Director at his/her residence or place of business upon the call by the Chairman, the Chief Executive Officer, or two or more Directors.
Notice of any such other meeting of the Board of Directors may be waived in writing signed by the person or persons entitled to such notice, whether before or after the time of such meeting, and shall be equivalent to the giving of such notice. Attendance of a Director at such other meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business, because such meeting is not lawfully convened.
Any action of the Board of Directors which is required or permitted to be taken at a meeting may be taken without a meeting if written consent to the action signed by all members of the Board is filed in the minutes of the proceedings of the Board prior to the taking of such action.
Chairman of the Board. The directors may elect one of their members to be Chairman of the Board of Directors. The Chairman of the Board shall preside at all meetings of the Board of Directors if present. The Chairman of the Board shall perform such duties as from time to time may be assigned to him by the Board of Directors. The Chairman of the Board shall preside at all meetings of the stockholders.
ARTICLE VII.
Quorum of Board of Directors. A majority of the Board of Directors shall constitute a quorum for the transaction of business, but a lesser number may adjourn any meeting from time to time, and the meeting may be held so adjourned without further notice. The act of a majority of the Directors present at a meeting, at which a quorum is present, shall be the act of the Board of Directors, except as otherwise provided by law or by these Bylaws.
ARTICLE VIII.
Designation of Committees. The Board of Directors may, by resolution adopted by a majority of the Board, designate one or more committees and appoint Board members to serve on such committees pursuant to Section 607.0825, Florida Statutes, each committee to consist of one or more of the directors of the Corporation. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors or the Charter of said committee, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business, property, and affairs of the Corporation except as set forth in Section 607.0825 of the Florida Statutes. The Board of Directors shall approve a Charter for each of its committees. Such charter may include the duration and authority of the committee. Each committee which has been established by the Board of Directors pursuant to these Bylaws may fix its own rules and procedures; provided that a majority of all the members of a committee shall constitute a quorum for the transaction of business, and the vote of a majority of all the members of a committee present at a meeting at which a quorum is present shall be the act of the committee. Notice of meetings of committees, other than of regular meetings provided for by committee rules, shall be given to committee members. All action taken by committees shall be recorded in minutes of the meetings.
Committees. The Company shall have an Audit Committee, a Compensation Committee and a Nominating and Governance Committee, each to be governed by the charters adopted by the

Board of Directors. If the name of any committee is changed without modifying in any material respect such committee’s purpose, authority, responsibilities, or similar matters, then these Bylaws need not be formally amended to reflect the name change. If the Board deems it appropriate, the Board may designate additional Committees of limited duration for any special purpose which the Board deems appropriate and these Bylaws need not be amended in such event.
ARTICLE IX.
Officers: How Appointed, Vacancies. The officers of the Company shall be a Chief Executive Officer and/or President, a Chief Financial Officer, a Controller, a Secretary, a Treasurer, and such other officers, assistant officers and agents as may be deemed necessary by the Board of Directors from time to time, including a Chief Operating Officer and one or more Vice Presidents.
Any person may hold two or more offices except that the President may not also be the Secretary or an Assistant Secretary.
All officers shall be chosen annually by the Board of Directors at its annual meeting, or as soon thereafter as may conveniently be possible.
Any officer or agent elected or appointed by the Board of Directors may be removed by the Board of Directors whenever in its judgment the best interests of the Company will be served thereby.
Any vacancy in any office because of death, resignation, removal, or otherwise, shall be filled by the Board of Directors, and the officer so elected or appointed shall hold office until his/her successor is chosen and qualified.
ARTICLE X.
Chief Executive Officer. Subject to the control of the Board of Directors, the Chief Executive Officer shall in general supervise and control all of the business and affairs of the corporation and shall be the principal executive officer of the Corporation. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of the Chief Executive Officer of a corporation, and shall have such other powers and duties as may be prescribed by the Board of Directors or the Bylaws. Subject to such rules as may be prescribed by the Board of Directors, the Chief Executive Officer shall have the authority to (i) appoint and remove such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them, (ii) sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, securities, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by resolution of the Board of Directors, and (iii) except as otherwise provided by law or the Board of Directors, authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead.
President. If there be such an officer, in the absence or disability of the Chief Executive Officer, the President shall perform all the duties of the Chief Executive Officer, and when so acting shall have all of the powers of, and be subject to all the restrictions upon, the Chief Executive Officer. The President shall have such other powers and perform such other duties as from time to time may be prescribed by the Board of Directors or the Bylaws or the Chief Executive Officer.
Chief Operating Officer. If there be such an officer, subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Operating Officer shall in general perform all of the duties incident to the office of Chief Operating Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors. The Chief Operating Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors.
Chief Financial Officer. Subject to the control of the Board of Directors and the Chief Executive Officer, the Chief Financial Officer shall in general perform all of the duties incident to the office of Chief Financial Officer and have such other duties and exercise such other authority as from time to time may be delegated or assigned to him by the Chief Executive Officer or by the Board of Directors. The Chief Financial Officer shall have authority to sign, execute and acknowledge, on behalf of the corporation, all deeds, mortgages, contracts, leases, reports, and all other documents or other instruments necessary or proper to be executed in the course of the Corporation’s regular business, or which shall be authorized by the Chief Executive Officer or by resolution of the Board of Directors.
Vice Presidents. Each Vice President shall have such powers and perform such duties as the Board of Directors may from time to time prescribe or as the Chief Executive Officer or President may from time to time delegate to him/her.
Secretary. The Secretary shall keep accurate minutes of the meetings of the stockholders and of the Board of Directors, shall see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; shall be custodian of the records and of the seal of the Company and see that the seal is affixed to all documents the execution of which on behalf of the Company under its seal is duly authorized in accordance with the provisions of these Bylaws; and in general shall perform all duties incident to the office of Secretary and such other duties as may from time to time be assigned to him/her by the Board of Directors or the President.
Treasurer. The Treasurer shall have custody of all of the monies of the Company and shall keep accurate records and accounts thereof which shall be subject to the inspection and control of the Board of Directors at all times. He/she shall, in general, perform all the duties incident to his/her office and such other duties as may from time to time be assigned to him/her by the Board of Directors, Chief Executive Officer, the President, or the Chief Financial Officer. The Treasurer shall if required so to do by the Board of Directors give the Company a bond in such amount and with such surety or sureties as may be ordered by the Board of Directors for faithful performance of the duties of his/her office.

Controller. The Controller shall be the accounting officer of the Company and shall keep accurate books and records of accounts to show all of the Company’s transactions. He/she shall perform all other duties incident to his/her office and such other duties as may from time to time be assigned to him/her by the Board of Directors or by the President.
ARTICLE XI.
Issuance of Stock.
A. Stock certificates shall be in a form not inconsistent with the Articles of Incorporation and as shall be approved by the Board of Directors. All certificates shall be consecutively numbered and shall show the name of the person owning the share or shares, the number of shares owned and the date of the issuance thereof, and shall be signed by the Chairman or President and be attested by the Secretary or an Assistant Secretary with the corporate seal affixed thereto. Where any such certificate is signed by a transfer agent or an assistant transfer agent, other then the Company itself, or by a transfer clerk acting on behalf of the Company and a registrar, the signature of any officer herein named may be facsimile. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Company with the same effect as if he/she were such officer at the date of its issue.
B. Book-entry System for Share Ownership. Notwithstanding the foregoing, the company may issue shares of stock in the form of uncertificated shares. Such uncertificated shares of stock shall be credited to a book entry account maintained by the Corporation (or its designee) on behalf of the shareholder.
C. Direct Registration Program. Notwithstanding the foregoing, the shares of stock of the company shall be eligible for a Direct Registration Program operated by a clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended.
ARTICLE XII.
Transfer of Stock. The shares of stock shall be transferred as provided by the laws of the state of Florida. No transfer shall affect the right of the Company to pay any dividend due upon the stock or to treat the holder of record as the holder in fact until such transfer is recorded on the books of the Company or a new certificate is issued to the person to whom it has been so transferred. It shall be the duty of every stockholder to notify the Company of his/her post office address.
ARTICLE XIII.
Deeds, Mortgages, Contracts, Etc. Subject always to specific directions of the Board of Directors, all deeds, mortgages, bonds, promissory notes, leases and other written contracts and agreements to which the Company is a party shall be executed in its name by an Officer of the Company and attested by the Secretary or an Assistant Secretary, and the Secretary or Assistant Secretary, when necessary or required, shall affix the corporate seal thereto.
ARTICLE XIV.

Indemnification of Directors and Officers. The Company shall indemnify each Director and Officer against expenses, costs and liabilities actually and necessarily incurred or paid by him/her in connection with the defense of any action, suit or proceeding in which he/she is made a party by reason of his/her being or having been a Director or Officer of the Company except in relation to matters as to which he/she shall be adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of his/her duties as such Director or Officer, and such right of indemnification hereby conferred shall not be deemed exclusive of any other rights to which he/she may be entitled under any Bylaw, agreement, vote of stockholders or otherwise.
ARTICLE XV.
Amendments. These Bylaws may be amended, added to, altered or repealed at any meeting of the Board of Directors by the affirmative vote of a majority of the entire Board of Directors provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon.
The stockholders of the Company at any annual or special meeting may also, by the affirmative vote of a majority in interest of the capital stock issued and outstanding and entitled to vote, amend, add to or repeal these Bylaws, provided that notice is given in the call of said meeting that an amendment, addition, alteration or repeal is to be acted upon. The Board of Directors may not amend, alter or repeal any Bylaw adopted by the stockholders.
ARTICLE XVI.
Control-Share Acquisitions. The corporation exercises its right, pursuant to Section 607.0902(5) of the Florida Business Corporation Act, or any successor thereto, to avoid the provisions pertaining to control-share acquisitions contained in Section 607.0902 of the Florida Business Corporation Act, or any successor thereto.

ARTICLE XVII
Advance Notice of Business to be Brought Before a Meeting

Section 17.1 Notice of Business to be Brought Before an Annual Meeting.

(a) At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (i) specified in a notice of meeting given by or at the direction of the Board of Directors, (ii) if not specified in a notice of meeting, otherwise brought before the meeting by the Board of Directors or the Chairman of the Board of Directors or (iii) otherwise properly brought before the meeting by a shareholder present in person who (A) (1) was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 17.1 and at the time of the meeting, (2) is entitled to vote at the meeting, and (3) has complied with this Section 1 in all applicable respects or (B) properly made such proposal in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (as so amended and inclusive of such rules and regulations, the “Exchange Act”). The foregoing clause (iii) shall be the exclusive means for a shareholder to propose business to be brought before an annual meeting of the shareholders.

For purposes of this Article XVII, “present in person” shall mean that the shareholder proposing that the business be brought before the annual meeting of the Corporation, or, if the proposing shareholder is not an individual, a qualified representative of such proposing shareholder, appear at such annual meeting.

A “qualified representative” of such proposing shareholder shall be, if such proposing shareholder is (i) a general or limited partnership, any general partner or person who functions as a general partner of the general or limited partnership or who controls the general or limited partnership, (ii) a corporation or a limited liability company, any officer or person who functions as an officer of the corporation or limited liability company or any officer, director, general partner or person who functions as an officer, director or general partner of any entity ultimately in control of the corporation or limited liability company or (iii) a trust, any trustee of such trust.

Shareholders seeking to nominate persons for election to the Board of Directors must comply with Section 17.2 and Section 17.3 and this Section 17.1 shall not be applicable to nominations except as expressly provided in Section 17.2 and Section 17.3.

(b) Without qualification, for business to be properly brought before an annual meeting by a shareholder, the shareholder must (i) provide Timely Notice (as defined below) thereof in writing and in proper form to the Secretary of the Corporation and (ii) provide any updates or supplements to such notice at the times and in the forms required by this Section 17.1.

To be timely, a shareholder’s notice must be delivered to, or mailed and received at, the principal executive offices of the Corporation not less than one hundred twenty (120) days (not less than twenty (20) days for the annual meeting to be held in 2013 only) nor more than one hundred fifty (150) days prior to the one-year anniversary of the preceding year’s annual meeting; provided, however, that if the date of the annual meeting is more than thirty (30) days before or more than sixty (60) days after such anniversary date, notice by the shareholder to be timely must be so delivered, or mailed and received, not later than the one hundred twentieth (120th) day prior to such annual meeting or, if later, the tenth (10th) day following the day on which public disclosure of the date of such annual meeting was first made (such notice within such time periods, “Timely Notice”).

In no event shall any adjournment or postponement of an annual meeting or the announcement thereof commence a new time period for the giving of Timely Notice as described above.

(c) To be in proper form for purposes of this Section 17.1, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Proposing Person (as defined below), (A) the name and address of such Proposing Person (including, if applicable, the name and address that appear on the Corporation’s books and records); and (B) the class or series and number of shares of the Corporation that are, directly or indirectly, owned of record or beneficially owned (within the meaning of Rule 13d-3 under the Exchange Act) by such Proposing Person, except that such Proposing Person shall in all events be deemed to beneficially own any shares of any class or series of the Corporation as to which such Proposing Person has a right to acquire beneficial ownership at any time in the future (the disclosures to be made pursuant to the foregoing clauses (A) and (B) are referred to as “Shareholder Information”);

(ii) As to each Proposing Person, (A) any material relationship between such Proposing Person, on the one hand, and the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation, on the other hand, (B) any direct or indirect material interest in any material contract or agreement of such Proposing Person with the Corporation, any affiliate of the Corporation or any principal competitor of the Corporation (including, in any such case, any employment agreement, collective bargaining agreement or consulting agreement) and (C) any other information relating to such Proposing Person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies or consents by such Proposing Person in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner; and

(iii) As to each item of business that the shareholder proposes to bring before the annual meeting, (A) a brief description of the business desired to be brought before the annual meeting, the reasons for conducting such business at the annual meeting and any material interest in such business of each Proposing Person, (B) the text of the proposal or business (including the text of any resolutions proposed for consideration), and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Proposing Persons or between or among any Proposing Person and any other record or beneficial holder(s) or persons(s) who have a right to acquire beneficial ownership at any time in the future of the shares of any class or series of the Corporation or any other person or entity(including their names) in connection with the proposal of such business by such shareholder; and (D) any other information relating to such item of business that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies in support of the business proposed to be brought before the meeting pursuant to Section 14(a) of the Exchange Act; provided, however, that the disclosures required by this paragraph (iii) shall not include any disclosures with respect to any broker, dealer, commercial bank, trust company or other nominee who is a Proposing Person solely as a result of being the shareholder directed to prepare and submit the notice required by these Bylaws on behalf of a beneficial owner.

For purposes of this Article XVII, the term “Proposing Person” shall mean (i) the shareholder providing the notice of business proposed to be brought before an annual meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the business proposed to be brought before the annual meeting is made, and (iii) any associate (within the meaning of Rule 12b-2 under the Exchange Act for purposes of these Bylaws) of such shareholder or beneficial owner.

(d) A Proposing Person shall update and supplement its notice to the Corporation of its intent to propose business at an annual meeting, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 17.1 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at an annual meeting that is not properly brought before the meeting in accordance with this Section 17.1. The presiding officer of the meeting shall, if the facts warrant, determine that the business was not properly brought before the meeting in accordance with this Section 17.1, and if he or she should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.

(f) This Section 17.1 is expressly intended to apply to any business proposed to be brought before an annual meeting of shareholders other than any proposal made in accordance with Rule 14a-8 under the Exchange Act and included in the Corporation’s proxy statement. In addition to the requirements of this Section 17.1 with respect to any business proposed to be brought before an annual meeting, each Proposing Person shall comply with all applicable requirements of the Exchange Act with respect to any such business. Nothing in this Section 17.1 shall be deemed to affect the rights of shareholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

(g) For purposes of these Bylaws, “public disclosure” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

Section 17.2. Advance Notice of Nominations for Election to the Board of Directors at a Meeting.

(a) Nominations of any person for election to the Board of Directors at an annual meeting or at a special meeting (but only if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling such special meeting) may be made at such meeting only (i) by or at the direction of the Board of Directors, including by any committee or persons authorized to do so by the Board of Directors or these bylaws, or (ii) by a shareholder present in person (A) who was a beneficial owner of shares of the Corporation both at the time of giving the notice provided for in this Section 17.2 and at the time of the meeting, (B) is entitled to vote at the meeting, and (C) has complied with this Section 17.2 and Section 17.3 as to such notice and nomination. The foregoing clause (ii) shall be the exclusive means for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting or special meeting.

(b)(i) Without qualification, for a shareholder to make any nomination of a person or persons for election to the Board of Directors at an annual meeting, the shareholder must (A) provide Timely Notice (as defined in Section 17.1) thereof in writing and in proper form to the Secretary of the Corporation, (B) provide the information, agreements and questionnaires with respect to such shareholder and its candidate for nomination as required to be set forth by this Section 17.2 and Section 17.3 and (C) provide any updates or supplements to such notice at the times and in the forms required by this Section 17.2 and Section 17.3.

(ii) Without qualification, if the election of directors is a matter specified in the notice of meeting given by or at the direction of the person calling a special meeting, then for a shareholder to make any nomination of a person or persons for election to the Board of Directors at a special meeting, the shareholder must (i) provide timely notice thereof in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation, (ii) provide the information with respect to such shareholder and its candidate for nomination as required by this Section 17.2 and Section 17.3 and (iii) provide any updates or supplements to such notice at the times and in the forms required by this Section 17.2. To be timely, a shareholder’s notice for nominations to be made at a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not earlier than the one hundred fiftieth (150th) day prior to such special meeting and not later than the one hundred twentieth (120th) dayprior to such special meeting or, if later, the tenth (10th) day following the day on which public disclosure (as defined in Section 17.1) of the date of such special meeting was first made.

(iii) In no event shall any adjournment or postponement of an annual meeting or special meeting or the announcement thereof commence a new time period for the giving of a shareholder’s notice as described above.

(c) To be in proper form for purposes of this Section 17.2, a shareholder’s notice to the Secretary shall set forth:

(i) As to each Nominating Person (as defined below), the Shareholder Information (as defined in Section 17.1(c)(i), except that for purposes of this Section 17.2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(i));

(ii) As to each Nominating Person, any Disclosable Interests (as defined in Section 17.1(c)(ii), except that for purposes of this Section 2 the term “Nominating Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(ii) and the disclosure with respect to the business to be brought before the meeting in Section 17.1(c)(ii) shall be made with respect to the election of directors at the meeting); and

(iii) As to each candidate whom a Nominating Person proposes to nominate for election as a director, (A) all information with respect to such candidate for nomination that would be required to be set forth in a shareholder’s notice pursuant to this Section 17.2 and Section 17.3 if such candidate for nomination were a Nominating Person, (B) all information relating to such candidate for nomination that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14(a) under the Exchange Act (including such candidate’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (C) a description of any direct or indirect material interest in any material contract or agreement between or among any Nominating Person, on the one hand, and each candidate for nomination or his or her respective associates or any other participants in such solicitation, on the other hand, including, without limitation, all information that would be required to be disclosed pursuant to Item 404 under Regulation S-K if such Nominating Person were the “registrant” for purposes of such rule and the candidate for nomination were a director or executive officer of such registrant (the disclosures to be made pursuant to the foregoing clauses (A) through (C) are referred to as “Nominee Information”), and (D) a completed and signed questionnaire, representation and agreement as provided in Section 3(a).

For purposes of this Section 17.2, the term “Nominating Person” shall mean (i) the shareholder providing the notice of the nomination proposed to be made at the meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf the notice of the nomination proposed to be made at the meeting is made, and (iii) any associate of such shareholder or beneficial owner or any other participant in such solicitation.

(d) A shareholder providing notice of any nomination proposed to be made at a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 17.2 shall be true and correct as of the record date for notice of the meeting and as of the date that is ten (10) business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the meeting or any adjournment or postponement thereof).

(e) In addition to the requirements of this Section 17.2 with respect to any nomination proposed to be made at a meeting, each Nominating Person shall comply with all applicable requirements of the Exchange Act with respect to any such nominations.

Section 17.3. Additional Requirements For Valid Nomination of Candidates to Serve as Director and, If Elected, to Be Seated as Directors.

(a) To be eligible to be a candidate for election as a director of the Corporation at an annual or special meeting, a candidate must be nominated in the manner prescribed in Section 17.2 and:

(i) the candidate for nomination, whether nominated by the Board of Directors or by a shareholder of record, must have previously delivered (in accordance with the time period prescribed for delivery in a notice to such candidate given by or on behalf of the Board of Directors), to the Secretary at the principal executive offices of the Corporation, (i) a completed written questionnaire (in a form provided by the Corporation) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (ii) a written representation and agreement (in form provided by the Corporation) that such candidate for nomination (A) is not and, if elected as a director during his or her term of office, will not become a party to (1) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) or (2) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a director of the Corporation, with such proposed nominee’s fiduciary duties under applicable law, (B) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation or reimbursement for service as a director and (C) if elected as a director of the Corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the Corporation applicable to directors and in effect during such person’s term in office as a director (and, if requested by any candidate for nomination, the Secretary of the Corporation shall provide to such candidate for nomination all such policies and guidelines then in effect); and

(ii) the candidate for nomination must meet any eligibility requirements established by these bylaws or the Corporation and corporate governance guidelines as in effect on the date such nomination is submitted and shall meet the independence requirements for independent directors established by the NASDAQ stock market.

(b) No candidate shall be eligible for nomination as a director of the Corporation unless such candidate for nomination and the Nominating Person seeking to place such candidate’s name in nomination has complied with Section 17.2 and this Section 17.3, as applicable. The presiding officer at the meeting shall, if the facts warrant, determine that a nomination was not properly made in accordance with Section 17.2 and this Section 17.3, and if he or she should so determine, he or she shall so declare such determination to the meeting, the defective nomination shall be disregarded and any ballots cast for the candidate in question (but in the case of any form of ballot listing other qualified nominees, only the ballots case for the nominee in question) shall be void and of no force or effect.

(c) Notwithstanding anything in these Bylaws to the contrary, no candidate for nomination shall be eligible to be seated as a director of the Corporation unless nominated and elected in accordance with this Section 17.3.

Section 17.4. Special Meetings of Shareholders.

(a) Special meetings of the shareholders for any purpose or purposes may be called only (i) by the Chairman of the Board of Directors, (ii) the President, (iii) by the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors, or (iv) by the Secretary of the Corporation, following his or her receipt of one or more written demands to call a special meeting of the shareholders in accordance with, and subject to, this Section 17.4 from shareholders of record as of the record date fixed in accordance with Section 17.4(d) who hold, in the aggregate, at least 10 percent of the capital stock entitled to vote at the meeting. The notice of a special meeting shall state the purpose or purposes of the special meeting, and the business to be conducted at the special meeting shall be limited to the purposes or purposes stated in the notice. Except in accordance with this Section 17.4, shareholders shall not be permitted to propose business to be brought before a special meeting of the shareholders. Shareholders who nominate persons for election to the Board of Directors at a special meeting must also comply with the requirements set forth in Section 17.2 and Section 17.3.

(b) No shareholder may demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 17.4(a) unless a shareholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Demand Record Date”) for the purpose of determining the shareholders entitled to demand that the Secretary of the

Corporation call such special meeting, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

(c) To be in proper form for purposes of this Section 17.4, a request by a shareholder for the Board of Directors to fix a Demand Record Date shall set forth:

(i) As to each Requesting Person (as defined below), the Shareholder Information (as defined in Section 17.1(c)(i), except that for purposes of this Section 17.4 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(i));

(ii) As to each Requesting Person, any Disclosable Interests (as defined in Section 17.1(c)(ii), except that for purposes of this Section 17.4 the term “Requesting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(ii) and the disclosure in clause (F) of Section 17.1(c)(ii) shall be made with respect to the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be);

(iii) As to the purpose or purposes of the special meeting, (A) a reasonably brief description of the purpose or purposes of the special meeting and the business proposed to be conducted at the special meeting, the reasons for conducting such business at the special meeting and any material interest in such business of each Requesting Person, and (B) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Requesting Persons or between or among any Requesting Person and any other record or beneficial holder of the shares of any class or series of the Corporationor any other person or entity(including their names) in connection with the request for the special meeting or the business proposed to be conducted at the special meeting; and

(iv) If directors are proposed to be elected at the special meeting, the Nominee Information for each person whom a Requesting Person expects to nominate for election as a director at the special meeting.

For purposes of this Section 17.4(c), the term “Requesting Person” shall mean (i) the shareholder making the request to fix a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary call a special meeting, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(d) Within ten (10) days after receipt of a request to fix a Demand Record Date in proper form and otherwise in compliance with this Section 17.4 from any shareholder of record, the Board of Directors may adopt a resolution fixing a Demand Record Date for the purpose of determining the shareholders entitled to demand that the Secretary of the Corporation call a special meeting, which date shall not precede the date upon which the resolution fixing the Demand Record Date is adopted by the Board of Directors. If no resolution fixing a Demand Record Date has been adopted by the Board of Directors within the ten (10) day period after the date on which such a request to fix a Demand Record Date was received, the Demand Record Date in respect thereof shall be deemed to be the twentieth (20th) day after the date on which such a request is received. Notwithstanding anything in this Section 17.4 to the contrary, no Demand Record Date shall be fixed if the Board of Directors determines that the demand or demands that would otherwise be submitted following such Demand Record Date could not comply with the requirements set forth in Section 17.4(f).

(e) Without qualification, a special meeting of the shareholders shall not be called pursuant to Section 17.4(a) unless shareholders of record as of the Demand Record Date who hold, in the aggregate, more than 10 percent of the voting power of the outstanding shares of the Corporation(the “Requisite Percentage”) timely provide one or more demands to call such special meeting in writing and in proper form to the Secretary of the Corporation at the principal executive offices of the Corporation. Only shareholders of record on the Demand Record Date shall be entitled to demand that the Secretary of the Corporation call a special meeting of the shareholders pursuant to Section 17.4(a).

To be timely, a shareholder’s demand to call a special meeting must be delivered to, or mailed and received at, the principal executive offices of the Corporation not later than the sixtieth (60th) day following the Demand Record Date.

To be in proper form for purposes of this Section 17.4, a demand to call a special meeting shall set forth (i) the business proposed to be conducted at the special meeting or the proposed election of directors at the special meeting, as the case may be, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration), if applicable, and (iii) with respect to any shareholder or shareholders submitting a demand to call a special meeting (except for any shareholder that has provided such demand in response to a solicitation made pursuant to, and in accordance with, Section 14(a) of the Exchange Act by way of a solicitation statement filed on Schedule 14A) (a “Solicited Shareholder”) the information required to be provided pursuant to this Section 17.4 of a Requesting Person.

A shareholder may revoke a demand to call a special meeting by written revocation delivered to the Secretary at any time prior to the special meeting. If any such revocation(s) are received by the Secretary after the Secretary’s receipt of written demands from the holders of the Requisite Percentage of shareholders, and as a result of such revocation(s), there no longer are unrevoked demands from the Requisite Percentage of shareholders to call a special meeting, the Board of Directors shall have the discretion to determine whether or not to proceed with the special meeting.

(f) The Secretary shall not accept, and shall consider ineffective, a written demand from a shareholder to call a special meeting (i) that does not comply with this Section 17.4, (ii) that relates to an item of business to be transacted at such meeting that is not a proper subject for shareholder action under applicable law, (iii) that includes an item of business to be transacted at such meeting that did not appear on the written request that resulted in the determination of the Demand Record Date, (iv) that relates to an item of business (other than the election of directors) that is identical or substantially similar to an item of business (a “Similar Item”) for which a record date for notice of a shareholder meeting (other than the Demand Record Date) was previously fixed and such demand is delivered between the time beginning on the sixty-first (61st) day after such previous record date and ending on the one-year anniversary of such previous record date, (v) if a Similar Item will be submitted for shareholder approval at any shareholder meeting to be held on or before the ninetieth (90th) day after the Secretary receives such demand, or (vi) if a Similar Item has been presented at the most recent annual meeting or at any special meeting held within one year prior to receipt by the Secretary of such demand to call a special meeting.

(g) After receipt of demands in proper form and in accordance with this Section 17.4 from a shareholder or shareholders holding the Requisite Percentage, the Board of Directors shall duly call, and determine the place, date and time of, a special meeting of shareholders for the purpose or purposes and to conduct the business specified in the demands received by the Corporation. Notwithstanding anything in these Bylaws to the contrary, the Board of Directors may submit its own proposal or proposals for consideration at such a special meeting. The record date for notice and voting for such a special meeting shall be fixed in accordance with the laws of the state of Florida. The Board of Directors shall provide written notice of such special meeting to the shareholders in accordance with the laws of the state of Florida.

(h) In connection with a special meeting called in accordance with this Section 17.4, the shareholder or shareholders (except for any Solicited Shareholder) who requested that the Board of Directors fix a record date for notice and voting for the special meeting in accordance with this Section 17.4 or who delivered a demand to call a special meeting to the Secretary shall further update and supplement the information previously provided to the Corporation in connection with such request or demand, if necessary, so that the information provided or required to be provided in such request or demand pursuant to this Section 17.4 shall be true and correct as of the record date for notice of the special meeting and as of the date that is ten (10) business days prior to the special meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for notice of the special meeting (in the case of the update and supplement required to be made as of such record date), and not later than eight (8) business days prior to the date for the special meeting or, if practicable, any adjournment or postponement thereof (and, if not practicable, on the first practicable date prior to the date to which the special meeting has been adjourned or postponed) (in the case of the update and supplement required to be made as of ten (10) business days prior to the special meeting or any adjournment or postponement thereof).

(i) Notwithstanding anything in these Bylaws to the contrary, the Secretary shall not be required to call a special meeting pursuant to this Section 17.4 except in accordance with this

Section 17.4. If the Board of Directors shall determine that any request to fix a record date for notice and voting for the special meeting or demand to call and hold a special meeting was not properly made in accordance with this Section 17.4, or shall determine that the shareholder or shareholders requesting that the Board of Directors fix such record date or submitting a demand to call the special meeting have not otherwise complied with this Section 17.4, then the Board of Directors shall not be required to fix such record date or to call and hold the special meeting. In addition to the requirements of this Section 17.4, each Requesting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to any request to fix a record date for notice and voting for the special meeting or demand to call a special meeting.

Section 17.5. Action by Written Consent in Lieu of a Meeting.

(a) Any action required or permitted to be taken at an annual or special meeting of shareholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, (i) shall be signed by holders of record on the record date established pursuant to Section 17.5(b) below (the “Written Consent Record Date”) of outstanding shares of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and (ii) shall be delivered to the Corporation at its registered office, at its principal place of business or to an officer or agent of the Corporation having custody of the minute books in which proceedings of meetings of shareholders are recorded. Delivery shall be made by hand or by certified or registered mail, return receipt requested. Every written consent shall bear the date of the signature of each shareholder who signs the consent, and no written consent shall be effective to take corporate action unless, within sixty (60) days of the earliest dated valid consent delivered in the manner described in this Section 17.5, written consents signed by a sufficient number of holders to take such action are delivered to the Corporation in the manner described in this Section 17.5. Only shareholders of record on the Written Consent Record date shall be entitled to consent to corporate action in writing without a meeting.

(b) Without qualification, any shareholder of record seeking to have the shareholders authorize or take any action by written consent shall first request in writing that the Board of Directors fix a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which request shall be in proper form and delivered to, or mailed and received by, the Secretary of the Corporation at the principal executive offices of the Corporation.

Within ten (10) days after receipt of a request in proper form and otherwise in compliance with this Section 17.5(b) from any such shareholder, the Board of Directors may adopt a resolution fixing a Written Consent Record Date for the purpose of determining the shareholders entitled to take such action, which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no resolution fixing a record date has been adopted by the Board of Directors within such ten (10) day period after the date on which such a request is received, (i) the Written Consent Record Date for determining shareholders entitled to consent to such action, when no prior action of the Board of Directors is required by applicable law, shall be the first date on which valid signed written consents constituting a majority of the outstanding shares of the Corporation and setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner described in this Section 17.5, and (ii) the Written Consent Record Date for determining shareholders entitled to consent to such action, when prior action by the Board of Directors is required by applicable law, shall be at the close of business on the date on which the Board of Directors adopts the resolution taking such prior action.

(c) To be in proper form for purposes of this Section 17.5, a request by a shareholder for the Board of Directors to fix a Written Consent Record Date shall set forth:

(i) As to each Soliciting Person (as defined below), the Shareholder Information (as defined in Section 17.1(c)(i), except that for purposes of this Section 17.5 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(i));

(ii) As to each Soliciting Person, any Disclosable Interests (as defined in Section 17.1(c)(ii), except that for purposes of this Section 17.5 the term “Soliciting Person” shall be substituted for the term “Proposing Person” in all places it appears in Section 17.1(c)(ii) and the disclosure in clause (F)of Section 17.1(c)(ii) shall be made with respect to the action or actions proposed to be taken by written consent);

(iii) As to the action or actions proposed to be taken by written consent, (A) a reasonably brief description of the action or actions, the reasons for taking such action or actions and any material interest in such action or actions of each Soliciting Person, (B) the text of the resolutions or consent proposed to be acted upon by written consent of the shareholders, and (C) a reasonably detailed description of all agreements, arrangements and understandings between or among any of the Soliciting Persons and between or among any Soliciting Person and any other record or beneficial owner of capital stock of the Corporation(including their names) in connection with the request or such action or actions; and

(iv) If directors are proposed to be elected by written consent, the Nominee Information for each person whom a Requesting Person proposes to elect as a director by written consent.

For purposes of this Section 17.5, the term “Soliciting Person” shall mean (i) the shareholder making a request for the Board of Directors to fix a record date and proposing the action or actions to be taken by written consent, (ii) the beneficial owner or beneficial owners, if different, on whose behalf such request is made, and (iii) any affiliate or associate of such shareholder or beneficial owner.

(d) In connection with an action or actions proposed to be taken by written consent in accordance with this Section 17.5, the shareholder or shareholders seeking such action or actions shall further update and supplement the information previously provided to the Corporation in connection therewith, if necessary, so that the information provided or required to be provided pursuant to this Section 17.5 shall be true and correct as of the record date for determining the shareholders eligible to take such action and as of the date that is five (5) business days prior to the date the consent solicitation is commenced, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the shareholders eligible to take such action (in the case of the update and supplement required to be made as of the record date), and not later than three (3) business days prior to the date that the consent solicitation is commenced (in the case of the update and supplement required to be made as of five (5) business days prior to the commencement of the consent solicitation). In the event that there is a change in the information required to be provided by the shareholder pursuant to Section 17.5(c)(iii), the shareholder shall be required to submit in proper form a new request that the Board of Directors adopt a resolution fixing a new Written Consent Record Date in accordance with Section 17.5(b) of these Bylaws.

(e) Notwithstanding anything in these Bylaws to the contrary, no action may be taken by the shareholders by written consent except in accordance with this Section 17.5. If the Board of Directors shall determine that any request to fix a Written Consent Record Date or to take shareholder action by written consent was not properly made in accordance with this Section 17.5, or the shareholder or shareholders seeking to take such action do not otherwise comply with this Section 17.5, then the Board of Directors shall not be required to fix a Written Consent Record Date and any such purported action by written consent shall be null and void to the fullest extent permitted by applicable law. In addition to the requirements of this Section 17.5 with respect to shareholders seeking to take an action by written consent, each Soliciting Person shall comply with all requirements of applicable law, including all requirements of the Exchange Act, with respect to such action.